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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Pinnacle Bancshares, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-35603) on Form S-8 of Pinnacle Bancshares, Inc. of our report dated March 14, 2006, with respect to the consolidated statements of financial condition of Pinnacle Bancshares, Inc. as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended, which report appears in the December 31, 2005, annual report on Form 10-KSB of Pinnacle Bancshares, Inc.

                                                              /s/ KPMG LLP

Birmingham, Alabama
March 30, 2006